UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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ALLEGHENY ENERGY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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EXPLANATORY NOTE

The following is a copy of a press release issued on May 20, 2010 by Allegheny Energy, Inc.

NEWS RELEASE

800 Cabin Hill Drive, Greensburg, PA 15601-1689

Media contact:	Investor contact:
David Neurohr	Max Kuniansky
Director, External Communications	Executive Director, Investor Relations
Phone: (724) 838-6020	and Corporate Communications
Media Hotline: (888) 233-3583	Phone: (724) 838-6895
E-mail: dneuroh@alleghenyenergy.com	E-mail: mkunian@alleghenyenergy.com

FOR IMMEDIATE RELEASE

Allegheny Energy Holds Annual Meeting of Stockholders

NEW YORK, May 20, 2010 – Paul J. Evanson, Chairman, President and Chief Executive Officer of Allegheny Energy, Inc. (NYSE: AYE) today reviewed last year’s accomplishments and discussed the company’s future at the annual meeting of stockholders.

“The past year has been an extraordinary time at Allegheny Energy. We weathered the deepest recession since the Great Depression, delivered our best-ever performance in safety and customer service reliability, and completed the largest service restoration in our company’s history following February’s snowstorms,” Evanson said. “Both of our businesses remain solidly profitable and our financial condition is strong. Looking ahead, our merger with FirstEnergy will create substantial value for our shareholders, diversify our fuel mix and provide greater operational scale and scope, creating one of the premier energy companies in the country.”

Annual Meeting Results

Preliminary voting results indicate that stockholders took the following actions:

•

Elected the following directors to one-year terms: H. Furlong Baldwin, Eleanor Baum, Paul J. Evanson, Cyrus F. Freidheim, Jr., Julia J. Johnson, Ted J. Kleisner, Christopher D. Pappas, Steven H. Rice, Gunnar E. Sarsten, and Michael H. Sutton;

•	Ratified the selection of Deloitte & Touche LLP as Allegheny’s independent auditor for 2010; and

•	Rejected a proposal that requested that, whenever possible, the chairman of the board of directors shall be an independent director.

Allegheny Energy

Headquartered in Greensburg, Pa., Allegheny Energy is an investor-owned electric utility with total annual revenues of over $3 billion and more than 4,000 employees. The company owns and operates generating facilities and delivers low-cost, reliable electric service to 1.6 million customers in Pennsylvania, West Virginia, Maryland and Virginia. For more information, visit the company’s Web site at www.alleghenyenergy.com.

Forward-Looking Statements

In addition to historical information, this release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These include statements with respect to: rate regulation and the status of retail generation service supply competition in states served by Allegheny Energy’s distribution business, Allegheny Power; financing plans; demand for energy and the cost and availability of raw materials, including coal; provider-of-last-resort and power supply contracts; results of litigation; results of operations; internal controls and procedures; capital expenditures; status and condition of plants and equipment; capacity purchase commitments; regulatory matters; accounting issues; statements about the benefits of the proposed merger involving Allegheny and FirstEnergy, including future financial and operating results; Allegheny’s and FirstEnergy’s plans, objectives, expectations and intentions; the expected timing of completion of the transaction; and other statements relating to the merger that are not historical facts. Forward-looking statements involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties. There can be no assurance that actual results will not materially differ from expectations. Actual results have varied materially and unpredictably from past expectations. Factors that could cause actual results to differ materially include, among others, the following: plant performance and unplanned outages; changes in the price of power and fuel for electric generation; general economic and business conditions; changes in access to capital markets; complications or other factors that render it difficult or impossible to obtain necessary lender consents or regulatory authorizations on a timely basis; environmental regulations; the results of regulatory proceedings, including proceedings related to rates; changes in industry capacity, development and other activities by Allegheny Energy’s competitors; changes in the weather and other natural phenomena; changes in customer switching behavior and their resulting effects on existing and future load requirements; changes in the underlying inputs and assumptions, including market conditions used to estimate the fair values of commodity contracts; changes in laws and regulations applicable to Allegheny Energy, its markets or its activities; the loss of any significant customers or suppliers; dependence on other electric transmission and gas transportation systems and their constraints or availability; changes in PJM, including changes to participant rules and tariffs; the effect of accounting policies issued periodically by accounting standard-setting bodies; entry into, any failure to consummate, or any delay in the consummation of, contemplated asset sales or other strategic transactions; the likelihood and timing of the completion of the proposed merger with FirstEnergy, the terms and conditions of any required regulatory approvals of the proposed merger, the impact of the proposed merger on Allegheny’s employees and the potential diversion of management’s time and attention from ongoing business during this time period; general economic conditions; and other risks, including the continuing effects of global instability, terrorism and war. Additional risks and uncertainties are identified and discussed in Allegheny Energy’s reports filed with the Securities and Exchange Commission. Risks and uncertainties associated with the merger are more fully discussed in the preliminary joint proxy statement/prospectus that is included in the Registration Statement on Form S-4 (Registration No. 333-165640) that was filed by FirstEnergy with the SEC in connection with the merger. Additional risks and uncertainties associated with the merger are identified and discussed in Allegheny’s and FirstEnergy’s reports filed with the SEC and available at the SEC’s website at www.sec.gov.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger, FirstEnergy filed a Registration Statement on Form S-4 (Registration No. 333-165640) with the SEC that includes a preliminary joint proxy statement of Allegheny and FirstEnergy and that also constitutes a preliminary prospectus of FirstEnergy. Allegheny and FirstEnergy will mail the definitive joint proxy statement/prospectus to their respective shareholders. Allegheny and FirstEnergy urge investors and shareholders to read the definitive joint proxy statement/prospectus regarding the proposed merger when it becomes available, as well as other documents filed with the SEC, because they will contain important information. You may obtain copies of all documents filed with the SEC regarding this proposed transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from Allegheny’s website (www.alleghenyenergy.com) under the tab “Investors” and then under the heading “SEC Filings.” You may also obtain these documents, free of charge, from FirstEnergy’s website (www.firstenergycorp.com) under the tab “Investors” and then under the heading “Financial Information” and then under the item “SEC Filings.”

PARTICIPANTS IN THE MERGER SOLICITATION

FirstEnergy, Allegheny and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Allegheny and FirstEnergy shareholders in favor of the merger and related matters. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Allegheny and FirstEnergy shareholders in connection with the proposed merger is set forth in the preliminary joint proxy statement/prospectus contained in the above-referenced Registration Statement on Form S-4. You can find information about Allegheny’s executive officers and directors in its definitive proxy statement filed with the SEC on March 19, 2010 and Annual Report on Form 10-K filed with the SEC on March 1, 2010. You can find information about FirstEnergy’s executive officers and directors in its definitive proxy statement filed with the SEC on April 1, 2010 and Annual Report on Form 10-K filed with the SEC on February 19, 2010. Additional information about Allegheny’s executive officers and directors and FirstEnergy’s executive officers and directors can be found in the above-referenced Registration Statement on Form S-4. You can obtain free copies of these documents from Allegheny and FirstEnergy using the website information above.